EXHIBIT 10.8D

STATE STREET CORPORATION

2006 EQUITY INCENTIVE PLAN

Deferred Stock Award Agreement

Subject to your acceptance of the terms set forth in this agreement (the “Agreement”), State Street Corporation (the “Company”) has awarded you a contingent right to receive the number of shares of Stock (the “Deferred Shares”) (the “Award”) detailed in your Award statement on this website maintained by Smith Barney (the “Statement”) and pursuant to the State Street Corporation 2006 Equity Incentive Plan (the “Plan”) and the terms set forth below.  A copy of the Plan document and the Company’s Prospectus are located on this website for your reference.  The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

The terms of your Award are as follows:

1.                                       Subject to paragraph 3 and this paragraph 1, your right to receive shares of Stock shall vest according to the vesting schedule detailed in your Statement.  The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Stock.  To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or any Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein.

2.                                       Shares of Stock will be issued and transferred to you only if and when all requirements of this Agreement have been satisfied.  Prior to that time you will have no rights as a shareholder with respect to the Deferred Shares.  Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the Deferred Shares and no right to vote the Deferred Shares.  The Company’s obligation to issue and transfer Stock in the future pursuant to the Agreement is an unsecured and unfunded contractual obligation.

3.           (a)                Except as provided for below, the Award shall vest according to the vesting schedule detailed in your Statement.   Upon your becoming vested, the Company will issue and transfer to you, upon or as soon as practicable following such dates, the number of shares of Stock specified.

(b)           In the event you cease to be employed by the Company and its Subsidiaries either (i) voluntarily or (ii) involuntarily and you are classified by the Company as ineligible for rehire (collectively, “Circumstances of Forfeiture”), you will immediately forfeit any and all rights to receive shares of Stock under this Agreement, less any shares that have previously vested.

(c)            If your employment terminates by reason of Retirement, Disability, or for reasons other than for Circumstances of Forfeiture or death, your unvested right to receive shares of Stock shall continue to vest in accordance with the vesting schedule detailed in your Statement subject to the restrictions in paragraph (f), below.

(d)           If you die after your employment has terminated by reason of Retirement, Disability, or reasons other than Circumstances of Forfeiture but before the Award is fully vested, the Award shall become fully vested on the date of your death.

(e)            If you die while employed by the Company and it Subsidiaries, or in the event that a Change of Control as defined in the Plan occurs while you are employed by the Company and its Subsidiaries, the Company will promptly issue and deliver to you (or in the event of death, to your beneficiary designated in accordance with the terms of the Plan) any shares under this Award that you had not otherwise had a right to receive prior to your death or such Change of Control.

(f)              Your rights to receive Deferred Shares after your termination of employment other than by reason of death or Circumstances of Forfeiture shall be subject to the conditions that until any such Deferred Shares vest, you (i) shall not, without the prior written consent of the Company, (A)(1) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company and its Subsidiaries) the employment of, (2) hire or employ, (3) recruit, or (4) in any way assist another in soliciting or recruiting the employment of, or (B) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Company or any of its Subsidiaries; and (ii) shall not, without the prior written consent of the Company, engage in the Solicitation of Business (as defined below) from any client on behalf of any person or entity other than the Company and its Subsidiaries.  The term “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance with a client with whom you has had or with whom persons supervised by you have had significant personal contact while employed by the Company and its Subsidiaries to induce such client to (A) transfer its business from the Company and its Subsidiaries to any other person or entity, (B) cease or curtail its business with the Company and its Subsidiaries, or (C) divert a business opportunity from the Company and its Subsidiaries to any other person or entity of the business with which you were actively connected during your employment.  If you do not comply with the above conditions, you shall forfeit any remaining unvested Deferred Shares under this Award.  Any determination by the Administrator that you are, or have engaged in any prohibited conduct, as described above, shall be conclusive and binding on all persons.  Notwithstanding the foregoing, this paragraph 3(f) shall become inapplicable following a Change of Control.

(g)           For purposes hereof, “Retirement” means your attainment of age 55 and completion of 10 years of service with the Company and its Subsidiaries or your attainment of age 65 and completion of five years of service with the Company and its Subsidiaries, and “Disability” means (i) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an “impairment”) or (ii) if you, as a result of the impairment, receive income replacement benefits for a period of not less than 3 months under a State Street plan.

4.                                       You expressly acknowledge that the vesting of the right to receive shares of Stock acquired hereunder may give rise to ordinary income subject to withholding through your local payroll.  You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company any applicable taxes required to be withheld in connection with such vesting in a form and manner satisfactory to the Company.

5.                                       The Company shall be obligated to issue Stock pursuant to this Agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its Subsidiaries may be subject by reason of such transfer of this Award.

6.                                       The number and kind of Deferred Shares subject to this Award, and the number and kind of shares of Stock to be delivered in satisfaction of the Company’s obligations hereunder, shall be subject to adjustment in accordance with Section 7(b) of the Plan.

7.                                       Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

8.                                       This Award shall not be transferable other than by will or the laws of descent and distribution.  Any attempt by you (or in the case of your death, by your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

9.                                       By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan.  The Agreement will take effect as a sealed instrument.